Exhibit 99

Marriott International, Inc. Corporate Headquarters	Marriott Drive Washington, D.C. 20058
NEWS

CONTACT:	Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL, INC. ANNOUNCES EXCHANGE OFFER FOR ITS 7% SERIES E NOTES DUE 2008 AND ITS 7-7/8% SERIES C NOTES DUE 2009

WASHINGTON, D.C. — Oct. 11, 2005 — Marriott International, Inc. (NYSE: MAR) today announced an offer to exchange a new series of Senior Notes due November 10, 2015 (the “New Notes”) for up to $293,890,000 of its 7% Series E Notes due January 15, 2008 and up to $300,000,000 of its 7-7/8% Series C Notes due September 15, 2009 (the “Old Notes”). Consummation of the exchange offers is subject to a number of conditions, including the absence of certain adverse legal and market developments and the valid tender of at least $250 million aggregate principal amount of the Old Notes.

The offering is only made, and copies of the offering documents will only be made available to, holders of Old Notes that have certified certain matters to the Company, including their status as “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933 (“Eligible Holders”). An offering memorandum, dated today, will be distributed to Eligible Holders and is available to Eligible Holders through the information agent, Global Bondholder Services Corporation, at 866-387-1500 or 212-430-3774.

The following provides a brief summary of key elements of the exchange offer:

—	The company is offering to exchange, for each $1,000 principal amount of Old Notes tendered and accepted, $1,000 principal amount of the new notes plus a cash amount equal to the total exchange price, minus the $1,000 principal amount of new notes issued.

—	The total exchange price will include an early participation payment payable only to holders of Old Notes that validly tender and do not withdraw their Old Notes at or before 5:00 p.m., New York City time, on October 24, 2005, subject to extension.

—	The total exchange price for the Old Notes is based on a fixed-spread pricing formula and will be calculated at 2:00 p.m., New York City time, on November 3, 2005.

—	The exchange offer will expire at 12:00 midnight, New York City time, on November 7, 2005, unless extended or terminated.

—	Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on October 24, 2005, subject to extension. Tenders of Old Notes after the early participation date may not be withdrawn.

—	The new notes will mature on November 10, 2015 and will bear interest at an annual rate, determined two business days prior to the expiration of the exchange offers.

Exhibit 99

The New Notes have not been registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities. The exchange offers are being made only pursuant to an offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Note: This press release contains “forward-looking statements” within the meaning of federal securities laws, including statements about the expiration date for the offers and the terms of the New Notes. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the absence of adverse legal and market developments and the valid tender of at least $250 million aggregate principal amount of the Old Notes; which could result in the extension of, changes in, or termination of the tender offers, or the New Notes not being issued or being issued on different terms. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Exhibit 99